Exhibit 1.1

30,000,000 Units
Nabors Energy Transition Corp. II
UNDERWRITING AGREEMENT

July 13, 2023

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Wells Fargo Securities, LLC

500 West 33rd Street

14th Floor

New York, New York 10001

As Representatives of the several Underwriters

Ladies and Gentlemen:

Nabors Energy Transition Corp. II, a Cayman Islands exempted company incorporated with limited liability (the “Company”), proposes to issue and sell to you and, as applicable, to the several underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, an aggregate of 30,000,000 units (the “Units”) of the Company (said Units to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 4,500,000 additional Units to cover over-allotments, if any (the “Option Securities” and, together with the Underwritten Securities, the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used herein shall mean you, as the Underwriter, and the term Underwriter shall mean either the singular or plural as the context requires. Certain capitalized terms used herein and not otherwise defined are defined in Section 21 hereof.

Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), and one-half of one warrant, where each whole warrant is exercisable to purchase one Ordinary Share (the “Warrants”). The Ordinary Shares and Warrants included in the Securities will not trade separately until the 52nd day following the date of the Prospectus (or, if such date is not a Business Day, the following Business Day) unless the Representatives inform the Company of their decision to allow earlier separate trading, subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the net proceeds of the Offering (as defined below), (b) the filing of such audited balance sheet with the Commission on a Current Report on Form 8-K or similar form by the Company that includes such audited balance sheet, and (c) the Company having issued a press release announcing when such separate trading will begin. No fractional Warrants will be issued upon separation of Units, and only whole Warrants will trade. Each whole Warrant entitles its holder, upon exercise, to purchase one Ordinary Share for $11.50 per share, subject to adjustment, during the period commencing 30 days after the completion by the Company of an initial Business Combination (as defined below) and terminating on the fifth anniversary of the date of the completion of such initial Business Combination or earlier upon redemption or Liquidation; provided, however, that pursuant to the Warrant Agreements (as defined below), a Warrant may not be exercised for a fractional share. As used herein, the term “Business Combination” (as described more fully in the Registration Statement) shall mean a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar transaction with one or more businesses or entities.

The Company has entered into an Investment Management Trust Agreement, effective as of the date hereof, with Continental Stock Transfer & Trust Company (“CST”), as trustee (the “Trustee”), in substantially the form filed as Exhibit 10.3 to the Registration Statement (the “Trust Agreement”), pursuant to which certain of the proceeds from the sale of the Private Placement Warrants (as defined below), the Overfunding Loan (as defined below) and the proceeds of the Offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Underwritten Securities and the Option Securities, if and when issued.

The Company has entered into a Public Warrant Agreement and a Private Warrant Agreement, each effective as of the date hereof, with respect to the Warrants and the Private Placement Warrants, certain warrants that may be issued to the Sponsor (as defined below) or an affiliate of the Sponsor upon conversion of the Overfunding Loan (the “Overfunding Loan Warrants”) and certain warrants that may be issued to the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors upon conversion of working capital loans, if any, made to the Company (the “Working Capital Warrants”), respectively, each with CST, as warrant agent, in substantially the forms filed as Exhibits 4.5 and 4.6, respectively, to the Registration Statement (the “Warrant Agreements”), pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants and the Private Placement Warrants, the Overfunding Loan Warrants and the Working Capital Warrants, respectively. The Overfunding Loan Warrants and the Working Capital Warrants are identical to the Private Placement Warrants.

The Company has entered into a Securities Subscription Agreement, dated as of April 24, 2023, which is filed as Exhibit 10.5 to the Registration Statement (the “Securities Subscription Agreement”), with Nabors Energy Transition Sponsor II LLC, a Cayman Islands limited liability company (the “Sponsor”), pursuant to which the Sponsor purchased 5,750,000 of the Company’s Class F ordinary shares, par value $0.0001 per share (the “Class F Ordinary Shares” and, collectively with the Class B Ordinary Shares issuable upon conversion thereof and the Ordinary Shares issuable upon conversion of the Class B Ordinary Shares, the “Founder Shares”), for an aggregate purchase price of $25,000 in a private placement. On June 16, 2023, the Company effected a share capitalization, resulting in the Sponsor holding an aggregate of 8,625,000 Founder Shares. The Founder Shares are substantially similar to the Ordinary Shares included in the Units, except as described in the Prospectus. Up to 1,125,000 Class F Ordinary Shares are subject to forfeiture by the Sponsor to the extent the Underwriters do not exercise their right to purchase the Option Securities.

The Company has entered into a Private Placement Warrants Purchase Agreement, effective as of the date hereof, with certain purchasers named therein (the “Purchasers”), in substantially the form filed as Exhibit 10.6 to the Registration Statement (the “Warrant Purchase Agreement”), pursuant to which the Purchasers agreed to purchase an aggregate of 9,440,000 warrants (or 10,340,000 warrants if the over-allotment option is exercised in full) at a price of $1.00 per warrant, each warrant entitling the holder, upon exercise, to purchase one Ordinary Share (the “Private Placement Warrants”) for $11.50 per share. The Private Placement Warrants are substantially similar to the Warrants included in the Units, except as described in the Prospectus.

The Company has entered into a Promissory Note with the Sponsor (or its affiliates or designees) in substantially the form filed as Exhibit 10.9 to the Registration Statement (the “Overfunding Note”). In accordance with the terms of the Overfunding Note, the Sponsor (or its affiliates or designees) has agreed to lend the Company $3,000,000 (or up to $3,450,000 depending on the extent to which the Underwriters exercise their right to purchase the Option Securities) (the “Overfunding Loan”).

The Company has entered into a Registration Rights Agreement, effective as of the date hereof, with certain security holders as parties thereto, in substantially the form filed as Exhibit 10.4 to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company will grant certain registration rights in respect of the Founder Shares, Private Placement Warrants, Overfunding Loan Warrants and Working Capital Warrants (and Ordinary Shares issuable upon the exercise of the Private Placement Warrants, Overfunding Loan Warrants and Working Capital Warrants, or upon conversion of Class B Ordinary Shares), as described in the Prospectus.

The Company has caused to be duly executed and delivered the letter agreement, dated as of the date hereof, by and among the Sponsor, Nabors Lux 2 S.a.r.l. and each of the Company’s executive officers, directors and director nominees in the form filed as Exhibit 10.2 to the Registration Statement (the “Insider Letter”).

The Company has entered into an Administrative Support Agreement, dated as of the date hereof, with one or more affiliates of the Sponsor, in substantially the form filed as Exhibit 10.8 to the Registration Statement (the “Administrative Support Agreement”), pursuant to which the Company will reimburse such affiliates of the Sponsor in an amount equal to $15,000 per month for certain office space, utilities and secretarial and administrative support made available to the Company.

The Representatives have agreed to reserve a portion of the Securities to be purchased by them under this Agreement for sale to certain members of the Company’s management team (the “Participants”), as set forth in each of the Registration Statement, Statutory Prospectus and the Prospectus under the heading “Underwriting” (the “Directed Unit Program”). The Directed Unit Program shall be administered by Citigroup Global Markets Inc. (the “Directed Unit Provider”). The Securities to be sold pursuant to the Directed Unit Program, at the direction of the Company, are referred to hereinafter as the “Directed Units”. The Directed Units to be sold by the Directed Unit Provider pursuant to this Agreement will be sold at the public offering price. Any Directed Units not orally confirmed for purchase by any Participant by 7:00 a.m., New York City time, on July 14, 2023 will be offered to the public by the Underwriters as set forth in the Prospectus.

Section 1. Representations and Warranties.

The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)                The Company has prepared and filed with the Commission the Registration Statement (File Number 333-272810) on Form S-1, including the related Preliminary Prospectus, for registration under the Act of the offering and sale of the Securities, the Ordinary Shares and Warrants included as part of the Securities and the Ordinary Shares underlying the Warrants included as part of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company has filed one or more amendments thereto, including the related Preliminary Prospectus, each of which has previously been furnished to you. The Company will file with the Commission the Prospectus in accordance with Rule 424(b). As filed, such Prospectus shall contain all information required by the Act and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Statutory Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.

On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date hereunder, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained or included in, as applicable, or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(b)                As of the Execution Time, the Statutory Prospectus, each “road show,” as defined in Rule 433(h), when taken together as a whole with the Statutory Prospectus, and any individual Written Testing-the-Waters Communication, when taken together as a whole with the Statutory Prospectus, does not and on the Closing Date and any settlement date, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information included in or omitted from the Statutory Prospectus or any individual Written Testing-the-Waters Communication in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof. Each Written Testing-the-Waters Communications did not, as of the Execution Time, and at all times through the completion of the public offer and sale of the Units will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus.

(c)                The Company has filed with the Commission a Form 8-A (File Number 001-41744) providing for the registration under the Exchange Act of the Securities and the Ordinary Shares and Warrants included as part of the Securities, which registration is currently effective on the date hereof. The Securities and the Ordinary Shares and Warrants included as part of the Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on The Nasdaq Global Market (“Nasdaq”), and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(d)                The Commission has not issued any order or, to the Company’s knowledge, threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, the Prospectus or any part thereof, and has not instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(e)                (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was and is an Ineligible Issuer (as defined in Rule 405).

(f)                 The Company has not prepared or used a Free Writing Prospectus.

(g)                The Company has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of organization, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Statutory Prospectus and the Prospectus and to enter into this Agreement, the Trust Agreement, the Warrant Agreements, the Securities Subscription Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Insider Letter, the Overfunding Note and the Administrative Support Agreement and to carry out the transactions contemplated hereby and thereby, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification.

(h)                The agreements and documents described in the Statutory Prospectus, the Registration Statement and the Prospectus conform in all material respects to the descriptions thereof contained therein. There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required (and the Statutory Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Statutory Prospectus and the Prospectus under the headings “Principal Shareholders”, “Certain Relationships and Related Party Transactions”, “Certain Income Tax Considerations” and “Description of Securities”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings. There are no business relationships or related party transactions involving the Company or any other person required by the Act to be described in the Registration Statement or Prospectus that have not been described as required.

(i)                 The Company’s authorized equity capitalization is as set forth in the Statutory Prospectus, the Registration Statement and the Prospectus.

(j)                 All issued and outstanding Class F Ordinary Shares have been duly and validly authorized and issued and are fully paid and, except with respect to the forfeiture of certain Class F Ordinary Shares as described in the Registration Statement, nonassessable; and none of such Class F Ordinary Shares were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The holders of outstanding Class F Ordinary Shares are not entitled to preemptive or other rights to subscribe for the Securities arising by operation of law or under the Company’s amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”), and, except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares or other ownership interests in the Company are outstanding.

(k)                The Securities have been duly authorized and when issued and delivered (by the entry of the name of the registered owner thereof in the register of members of the Company confirming that such securities have been issued credited as fully paid) against payment by the Underwriters pursuant to this Agreement, will be validly issued.

(l)                 The Ordinary Shares included in the Securities have been duly authorized and when issued and delivered by the Company (by the entry of the name of the registered owner thereof in the register of members of the Company confirming that such securities have been issued credited as fully paid) against payment for the Securities by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

(m)              The Warrants included in the Securities, when executed, issued and delivered in the manner set forth in the Public Warrant Agreement against payment for the Securities by the Underwriters pursuant to this Agreement, will be duly executed, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(n)                The Ordinary Shares issuable upon exercise of the Warrants included in the Securities, the Working Capital Warrants and the Private Placement Warrants have been duly authorized and reserved for issuance upon exercise thereof and when issued and delivered (by the entry of the name of the registered owner thereof in the register of members of the Company confirming that such securities have been issued credited as fully paid) against payment therefor pursuant to the Warrants included in the Securities, the Working Capital Warrants and the Private Placement Warrants, as applicable, and the Warrant Agreements, will be validly issued, fully paid and nonassessable. The Ordinary Shares issuable upon conversion of the Class B Ordinary Shares, at the option of the holder, have been duly authorized and reserved for issuance upon conversion thereof and when issued and delivered (by the entry of the name of the registered owner thereof in the register of members of the Company), will be validly issued, fully paid and nonassessable. The holders of any of the foregoing Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Ordinary Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Ordinary Shares (other than, if applicable, such execution, countersignature and delivery at the time of issuance) has been duly and validly taken.

(o)                The Class B Ordinary Shares issuable upon conversion of the Class F Ordinary Shares have been duly authorized and reserved for issuance upon conversion thereof and when issued and delivered (by the entry of the name of the registered owner thereof in the register of members of the Company)following the consummation of the Company’s initial Business Combination, will be validly issued, fully paid and nonassessable.

(p)                Except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(q)                No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus.

(r)                 Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Act with the offer and sale of the Underwritten Securities pursuant to the Registration Statement.

(s)                 The offers and sales of the Class F Ordinary Shares and the Private Placement Warrants were at all relevant times, based in part on the representations and warranties of the purchasers of such Class F Ordinary Shares and Private Placement Warrants, exempt from registration requirements under the Act and any applicable state securities and blue sky laws.

(t)                 The Private Placement Warrants, when delivered upon the consummation of the Offering, will be duly executed, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(u)                This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(v)                On the Closing Date, the Trust Agreement will be duly authorized, executed and delivered by the Company, and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(w)              On the Closing Date, the Warrant Agreements will be duly authorized, executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(x)                The Securities Subscription Agreement has been duly authorized, executed and delivered by the Company and, to the knowledge of the Company, the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(y)                The Warrant Purchase Agreement has been duly authorized, executed and delivered by the Company and the Purchasers, and is a valid and binding agreement of the Company and, to the knowledge of the Company, enforceable against the Company and the Purchasers in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(z)                The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(aa)             The Insider Letter has been duly authorized, executed and delivered by the Company and the Sponsor and, to the Company’s knowledge, each of the Company’s executive officers, directors and director nominees, respectively, and constitutes a valid and binding agreement of the Company, the Sponsor and, to the Company’s knowledge, each of the Company’s executive officers, directors and director nominees, respectively, enforceable against the Company, the Sponsor and, to the Company’s knowledge, each of the Company’s executive officers, directors and director nominees, respectively, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(bb)            The Administrative Support Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the affiliate(s) of the Sponsor party thereto, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(cc)             The Overfunding Note has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Sponsor or an affiliate of the Sponsor, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(dd)            The Company is not and, after giving effect to the offering and sale of (i) the Securities and the application of the proceeds thereof as described in the Registration Statement, the Statutory Prospectus and the Prospectus and (ii) the Class F Ordinary Shares and the Private Placement Warrants and the application of the proceeds thereof, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(ee)             No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with performance by the Company of the transactions contemplated herein or in the Trust Agreement, the Warrant Agreements, the Securities Subscription Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Administrative Support Agreement, the Overfunding Note or the Insider Letter, except for the registration under the Act and the Exchange Act of the Securities and such as may be required under state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Statutory Prospectus and the Prospectus.

(ff)               The Company is not in violation or default of (i) any provision of its Amended and Restated Memorandum and Articles of Association, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company; except in the case of clauses (ii) and (iii) above for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(gg)            Neither the issue and sale of the Securities nor the consummation of any of the other transactions herein contemplated nor the fulfilment of the terms hereof or of the Trust Agreement, the Warrant Agreements, the Securities Subscription Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Administrative Support Agreement or the Insider Letter will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the Amended and Restated Memorandum and Articles of Association of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which the Company’s property is subject, or (iii) any statute, law, rule, or regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its respective properties; except in the case of clauses (ii) and (iii) above for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have any Material Adverse Effect and as would not have a material adverse effect on the ability of the Underwriters to consummate the transactions contemplated by this Agreement.

(hh)            No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(ii)               The historical financial statements, including the notes thereto and the supporting schedules, if any, of the Company included in the Statutory Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). There are no pro forma or as adjusted financial statements that are required to be included in the Statutory Prospectus, the Prospectus and the Registration Statement in accordance with Regulation S-X that have not been included as so required. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. The statistical, industry-related and market-related data included in the Registration Statement, the Statutory Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(jj)               No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Sponsor, or, to the Company’s knowledge, any officer, director or director nominee of the Company, or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby by the Company or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(kk)            The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(ll)               WithumSmith+Brown, PC (the “Auditor”), who has certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the Registration Statement, Statutory Prospectus and the Prospectus, is a registered public accounting firm that is independent with respect to the Company within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder.

(mm)        The Company maintains effective “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) to the extent required by such rule.

(nn)            There is and has been no failure on the part of the Company to comply with any applicable provisions (if any) of the Sarbanes Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes Oxley Act”). The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes Oxley Act with which the Company is required to comply (if any).

(oo)            There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the requirements of Nasdaq (taking into account any applicable phase-in requirements). Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the phase-in requirements and all other provisions of Nasdaq’s corporate governance requirements set forth in the Nasdaq Marketplace Rules.

(pp)            There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, or under the laws of any non-U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(qq)            Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, the Company has filed all tax returns (including U.S. federal, state and non-U.S. tax returns) that are required to be filed by it or has requested extensions thereof through the date hereof and has paid all taxes (including any interest, penalty or addition thereto) required to be paid by it, to the extent that any of the foregoing is due and payable, except for any such tax (including any interest, penalty or addition thereto) that is currently being contested in good faith and for which adequate reserves required by generally accepted accounting principles have been created with respect thereto, except as set forth in or contemplated in the Registration Statement, the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(rr)               The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(ss)              None of the Company, the Sponsor or, to the knowledge of the Company, any director, officer or employee of the Company or any director nominee, agent, affiliate or other person or entity acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that has resulted or would result in (A) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person or entity acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) a violation by any such person or entity of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws, or (D) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, the Sponsor and, to the knowledge of the Company, its directors, director nominees, officers, agents, employees and affiliates have each conducted the business of the Company and their own businesses on behalf of the Company in compliance with all applicable anti-bribery and anti-corruption laws and have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(tt)               The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(uu)            None of the Company, the Sponsor or, to the knowledge of the Company, any director, officer or employee of the Company, or any director nominee, agent, affiliate or other person or entity acting on behalf of the Company is currently the subject or the target of any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”). The Company is not located, incorporated or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic or so-called Luhansk People’s Republic and Crimea region of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”). The Company will not directly or indirectly use the proceeds of the Offering of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity: (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions; (ii) to fund or facilitate any activities of or any business in any Sanctioned Country or (iii) in any other manner that could result in a violation by any person or entity (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of any Sanctions.

(vv)            The Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(ww)         All information contained in the questionnaires (the “Questionnaires”) completed by the Sponsor and, to the knowledge of the Company, the Company’s officers, directors and director nominees and provided to the Underwriters, is true and correct, and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Sponsor or the Company’s officers, directors and director nominees to become inaccurate and incorrect.

(xx)            The Company has not, nor has anyone on the Company’s behalf, (i) selected any specific business combination candidate or target for its initial Business Combination, (ii) engaged in any substantive discussions or taken any substantive action, directly or indirectly, with any potential candidate or target (or a representative of any such candidate or target) with respect to an initial Business Combination or (iii) engaged or retained any agent or other representative to identify or locate any such potential candidate or target.

(yy)            Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company, the Sponsor or any officer, director or director nominee of the Company with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company, the Sponsor or any such officer, director or director nominee of the Company, or their respective affiliates, that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority (“FINRA”).

(zz)             Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or in any other form that would be “underwriting compensation” as defined in Rule 5110 of the FINRA Manual): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that, to the Company’s knowledge, has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any Member, within the FINRA Review Period (as defined in Rule 5110(j)(20) of the FINRA Manual), other than payments to the Underwriters pursuant to this Agreement.

(aaa)          Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, during the period beginning 180 days prior to the initial confidential submission of the Registration Statement and ending on the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, broker-dealer, financial advisory and/or consulting services to the Company.

(bbb)        Except as disclosed in the FINRA Questionnaires provided to the Representatives, to the Company’s knowledge, no officer, director, director nominee or beneficial owner of 10% or more of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member.

(ccc)          Except as disclosed in the FINRA Questionnaires provided to the Representatives, to the Company’s knowledge, no Company Affiliate is an owner of shares or other securities of any Member (other than securities purchased on the open market).

(ddd)        No Company Affiliate has made a subordinated loan to any Member.

(eee)          Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, no proceeds from the sale of the Securities (excluding underwriting compensation as disclosed in the Registration Statement, Statutory Prospectus and the Prospectus) will be paid by the Company to any Member, or any persons associated or affiliated with a Member.

(fff)            The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a “participating member” as defined in Rule 5110(j)(15) of the FINRA Manual within the 180-day period prior to the initial confidential submission date of the Registration Statement.

(ggg)        To the Company’s knowledge, no “participating member” as defined in Rule 5110(j)(15) of the FINRA Manual has a “conflict of interest” as defined in Rule 5121(f)(5) of the FINRA Manual.

(hhh)        To the Company’s knowledge, none of the Sponsor, directors or officers of the Company is subject to a non-competition agreement or non-solicitation agreement with any employer or prior employer that could materially affect its, his or her ability to be and act in the capacity of shareholder, officer or director of the Company, as applicable.

(iii)             The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(jjj)             The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(kkk)        No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and the Sponsor or any director, director nominee, officer, shareholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, Statutory Prospectus or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or director nominees of the Company or any of their respective family members. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director, director nominee or officer of the Company.

(lll)             The Company has not offered, or caused the Underwriters to offer, the Securities to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(mmm)  Upon delivery and payment for the Securities on the Closing Date and each settlement date hereunder, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(nnn)        From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged, directly or through any person authorized to act on its behalf, in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Act.

(ooo)        The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(ppp)        The information technology systems used by the Company operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants.

(qqq)        The Registration Statement, the Statutory Prospectus, the Prospectus and any Preliminary Prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Statutory Prospectus, the Prospectus or any Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Unit Program.

(rrr)            No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Units in any jurisdiction where the Directed Units are being offered.

(sss)           The Company has not offered, or caused the Directed Unit Provider to offer, Securities to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(ttt)             The Company does not have any expectation, understanding or agreement with any Underwriter for such Underwriter to provide any additional services to the Company after the consummation of the Offering relating to an initial Business Combination, the financing thereof or other related transactions. Any Underwriter’s provision of any such additional services in connection with an initial Business Combination will require the Company’s separate engagement of such Underwriter in connection with an initial Business Combination and the entry into a related written engagement agreement between such Underwriter and the Company setting forth the terms and conditions of the additional services to be provided by such Underwriter to the Company.

Any certificate signed by any officer or director of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the Offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

Section 2. Purchase and Sale.

(a)                Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $9.80 per Unit, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b)                Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 4,500,000 Option Securities at the same purchase price per Unit as the Underwriters shall pay for the Underwritten Securities. Such option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Such option may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus upon written notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be based upon the same percentage of the total number of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representatives in its absolute discretion shall make to eliminate any fractional shares.

(c)                In addition to the discount from the public offering price represented by the purchase price set forth in the first sentence of Section 2(a)Section 1.01(a) of this Agreement, and subject to Section 5(gg) of this Agreement, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.35 per Unit (for both Underwritten Securities and Option Securities) purchased hereunder (the “Deferred Discount”). The Deferred Discount will be paid directly to the Representatives, on behalf of the Underwriters, by the Trustee from amounts on deposit in the Trust Account by wire transfer payable in same-day funds if and when the Company consummates its initial Business Combination. The Underwriters hereby agree that if no Business Combination is consummated within the time period required by the Amended and Restated Memorandum and Articles of Association and the funds held under the Trust Agreement are distributed to the holders of the Ordinary Shares included in the Securities sold pursuant to this Agreement (the “Public shareholders”), (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the Public shareholders on a pro rata basis. For the avoidance of doubt, the obligations of each Underwriter under this Agreement shall be fully satisfied upon the payment of the purchase price for the offered Securities purchased by such Underwriter on the Closing Date or settlement date without any further conditions.

(d)                Notwithstanding anything to the contrary in this Agreement, each Underwriter may at any time prior to an initial Business Combination and in its sole and absolute discretion, by written notice to the Company, elect to forfeit any right or claim to its Deferred Discount, in which case the Company agrees to instruct the Trustee not to pay such Underwriter its Deferred Discount upon the consummation of an initial Business Combination. For the avoidance of doubt, any such election by an Underwriter shall be without prejudice to any right or claim of any other Underwriter to its respective portion of the Deferred Discount or to any other right such Underwriter may have under this Agreement.

Section 3. Delivery and Payment.

Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2 hereof shall have been exercised on or before the second Business Day prior to the Closing Date) shall be made at 9:00 a.m., New York City time, on July 18, 2023, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof by wire transfer payable in same-day funds to an account specified by the Company and to the Trust Account as described below in this Section 3. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(a)                Payment for the Underwritten Securities shall be made as follows: $9.80 per Underwritten Security (including $0.35 per Underwritten Security of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the proceeds from the sale of the Private Placement Warrants and the Overfunding Loan in order for the amount deposited in the Trust Account to equal the product of the number of Underwritten Securities sold and $10.10, upon delivery to the Representatives of the Underwritten Securities through the facilities of DTC or, if the Representatives have otherwise instructed, upon delivery to the Representatives of certificates (in form and substance satisfactory to the Representatives) representing the Underwritten Securities, in each case for the account of the Underwriters. The Underwritten Securities shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company shall permit the Representatives to examine and package the Underwritten Securities for delivery, at least one Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Underwritten Securities except upon tender of payment by the Representatives for all the Underwritten Securities. Payment by the Underwriters for the Underwritten Securities is contingent on (i) the payment by the Purchasers to the Company for the Private Placement Warrants and (ii) deposit of such portion of the gross proceeds from the sale of the Private Placement Warrants and the Overfunding Loan in order for the Trust Account, together with the proceeds to be received pursuant to this Section 3(a), to equal the product of the number of Underwritten Securities sold and $10.10, by or at the direction of the Company into the Trust Account, in each case at least one Business Day prior to the Closing Date.

(b)                Payment for the Option Securities shall be made as follows: $9.80 per Option Security (including $0.35 per Option Security of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the proceeds from the sale of the Private Placement Warrants and the Overfunding Loan in order for the amount deposited in the Trust Account to equal the product of the number of Option Securities sold and $10.10, upon delivery to the Representatives of the Option Securities through the facilities of DTC or, if the Representatives have otherwise instructed, upon delivery to the Representatives of certificates (in form and substance satisfactory to the Representatives) representing the Option Securities (or through the facilities of DTC) for the account of the Underwriters. The Option Securities shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two Business Days prior to the settlement date of such Option Securities. If delivery is not made through the facilities of DTC, the Company shall permit the Representatives to examine and package the Option Securities for delivery, at least one Business Day prior to the settlement date of such Option Securities. The Company shall not be obligated to sell or deliver the Option Securities except upon tender of payment by the Representatives for all the Option Securities. Payment by the Underwriters for the Option Securities is contingent on the (i) payment by the Purchasers for the Private Placement Warrants and (ii) deposit of such portion of the gross proceeds from the sale of the Private Placement Warrants and the Overfunding Loan in order for the Trust Account, together with the proceeds to be received pursuant to this Section 3(b), to equal the product of the number of Option Securities sold and $10.10, by or at the direction of the Company into the Trust Account, in each case at least one Business Day prior to the applicable settlement date.

If the option provided for in Section 2 hereof is exercised after the second Business Day prior to the Closing Date, the Company shall deliver the Option Securities (at the expense of the Company) to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013 and Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, on the date specified by the Representatives (which shall be at least two Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to the Trust Account as described above in Section 3(b). If settlement for the Option Securities occurs after the Closing Date, the Company shall deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date in each case substantially contemporaneous with the closing of the sale of the Option Securities pursuant to Section 6 hereof.

Section 4. Offering by Underwriters.

It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus (the “Offering”).

Section 5. Agreements.

The Company agrees with the several Underwriters that:

(a)                Prior to the termination of the Offering, the Company shall not file any amendment to the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representatives with a copy for review prior to filing and shall not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which the Representatives reasonably object. The Company shall cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and shall provide evidence satisfactory to the Representatives of such timely filing. The Company shall promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication shall have been filed with the Commission, (ii) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, any notice objecting to its use or any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Written Testing-the-Waters Communication, or of the institution or threatening of any proceedings for that purpose or pursuant to Section 8A of the Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company shall use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event or development occurs as a result of which the Statutory Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, the Company shall (i) notify promptly the Representatives so that any use of the Statutory Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Statutory Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)                If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event or development occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company shall promptly (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of Section 5(a), an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representatives in such quantities as the Representatives may reasonably request.

(d)                As soon as practicable, the Company shall make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158; provided that the Company will be deemed to have furnished such statements to its security holders and the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) or any successor system.

(e)                The Company shall not make any offer relating to the Securities or the Ordinary Shares or Warrants included therein that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(f)                 The Company shall furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company shall pay the expenses of printing or other production of all documents relating to the Offering.

(g)                The Company shall arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h)                The Company shall not, without the prior written consent of the Representatives, (x) offer, sell, contract to sell, pledge, hedge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing or confidential submission (or participation in the filing or confidential submission) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares (including Class B Ordinary Shares and Class F Ordinary Shares) or publicly announce an intention to effect any such transaction during the period commencing on the date hereof and ending 180 days after the date of this Agreement; provided, however, that the Company may (1) issue and sell the Private Placement Warrants, (2) issue and sell the Underwritten Securities subject to the terms and conditions hereof and the Option Securities on exercise of the option provided for in Section 2 hereof, (3) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the securities covered thereby, (4) register with the Commission pursuant to the Warrant Agreements, in accordance with the terms of the Warrant Agreements, the issuance of the Ordinary Shares to be issued upon exercise of the Warrants, and (5) issue securities in connection with a Business Combination, provided, further, however, that the foregoing restrictions shall not apply to (A) the issuance of Class F Ordinary Shares to a current or future independent director of the Company in amounts substantially consistent with the grants made prior to the Offering upon forfeiture by the Sponsor of an identical number of Class F Ordinary Shares pursuant to its terms and (B) the issuance of Class A Ordinary Shares or Class B Ordinary Shares upon the conversion or exchange of Class B Ordinary Shares or Class F Ordinary Shares in accordance with their terms as of the date hereof, as applicable; or (y) release the Sponsor or any officer, director or director nominee from the 180-day lock-up contained in the Insider Letter.

(i)                 The Company shall not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j)                 The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes, if any, in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the Offering; (v) the registration of the Securities and the Ordinary Shares and Warrants included as part of the Securities under the Exchange Act and the listing of the Securities on Nasdaq; (vi) the printing and delivery of a preliminary blue sky memorandum, any registration or qualification of the Securities and the Ordinary Shares and Warrants included as part of the Securities for offer and sale under the securities or blue sky laws of the several U.S. states, and any filings required to be made with FINRA (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such filings, memorandum, registration and qualification in an aggregate amount up to $25,000); (vii) the transportation and other expenses incurred by or on behalf of the Company (and not the Underwriters) in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company; (ix) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Unit Program and stamp or transfer taxes, if any, incurred by the Underwriters in connection with the Directed Unit Program; (x) all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Unit Program material; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(k)                For a period commencing on the Effective Date and ending five years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company shall use its commercially reasonable efforts to maintain the registration of the Ordinary Shares and Warrants under the provisions of the Exchange Act, except after giving effect to a going private transaction after the completion of a Business Combination. The Company shall not deregister the Units or Ordinary Shares under the Exchange Act (except in connection with a going private transaction after the completion of a Business Combination) without the prior consent of the Representatives.

(l)                 The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering on the Closing Date. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four Business Days after the Closing Date, file a Current Report on Form 8-K with the Commission, which report shall contain the Audited Balance Sheet. Additionally, if not disclosed on the Current Report on Form 8-K referred to in the immediately preceding sentence, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 2 hereof, the Company shall promptly, but not later than four Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Option Securities and its receipt of the proceeds therefrom.

(m)              For a period commencing on the Effective Date and ending five years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Ordinary Shares and Warrants cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to shareholders.

(n)                For a period commencing on the Effective Date and ending five years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company shall, to the extent such information or documents are not otherwise publicly available, upon written request from the Representatives, furnish to the Representatives copies of such financial statements and other periodic and other reports as the Company from time to time furnishes generally to holders of any class of securities, and, to the extent such information or documents are not otherwise publicly available, upon written request from the Representatives promptly furnish to the Representatives: (i) a copy of such registration statements, financial statements and periodic and other reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities in their capacities as such; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representatives may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement. Any registration statements, financial statements, periodic and special reports or other additional documents referred to in the preceding sentence filed on EDGAR will be considered furnished for the purposes of this section.

(o)                For a period commencing on the Effective Date and ending five years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Ordinary Shares and Warrants cease to be publicly traded, the Company shall retain a transfer and warrant agent.

(p)                The Company shall not agree to make payments in reimbursement of office space, utilities and secretarial and administrative support made available to the Company that in the aggregate exceed $15,000 per month until the earlier of the date of the consummation of the Business Combination or the Liquidation.

(q)                The Company shall not consummate its initial Business Combination with any company or business that is affiliated with the Sponsor, or any of the Company’s officers or directors unless the Company (or a committee of independent and disinterested directors) obtains an opinion from an independent investment banking firm that is a Member or an independent accounting firm, that such initial Business Combination is fair to the Company from a financial point of view. The Company shall not pay the Sponsor or its affiliates or any of the Company’s officers, directors or any of their respective affiliates any fees, reimbursement or compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided however, that the Sponsor and such officers, directors and affiliates (i) may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on the Company’s behalf to the extent that such expenses do not exceed the amount of available proceeds not deposited in the Trust Account; (ii) may be repaid loans as described in the Registration Statement; and (iii) may be reimbursed $15,000 per month for office space, utilities and secretarial support and administrative support made available to the Company pursuant to the Administrative Support Agreement.

(r)                 The Company shall apply the net proceeds from the Offering and the sale of the Private Placement Warrants received by it and the Overfunding Loan in a manner consistent in all material respects with the applications described under the caption “Use of Proceeds” in the Registration Statement, the Statutory Prospectus and the Prospectus.

(s)                 For a period of 60 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to FINRA (via FINRA submission), the Representatives and their counsel a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its shareholders or for soliciting shareholder approval, as applicable.

(t)                 For a period of 60 days following the Effective Date, the Company shall advise FINRA, the Representatives and their counsel if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Securities.

(u)                The Company shall cause the proceeds of the Offering, the sale of the Private Placement Warrants and the Overfunding Loan to be held in the Trust Account to be held in cash or invested only in United States government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus. The Company shall otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, the Company agrees that it will not consummate any Business Combination that would result in it being required to register as an investment company under the Investment Company Act.

(v)                During the period prior to the Company’s initial Business Combination or Liquidation, the Company may instruct the Trustee to release (i) interest from the Trust Account funds in the amounts necessary to pay the Company’s taxes, and (ii) funds, including any interest income earned on the amounts held in the Trust Account not previously released to the Company to pay its taxes, (net of any taxes payable by the Company)) to Public shareholders who properly redeem their Public Shares (as defined below) in connection with a vote to approve an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (1) to modify the substance or timing of the Company’s obligation to permit redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not consummate an initial Business Combination within the time period required by the Amended and Restated Memorandum and Articles of Association or (2) with respect to any other material provision relating to shareholders’ rights or pre-initial Business Combination activity. Otherwise, all funds held in the Trust Account, including any interest income earned on the amounts held in the Trust Account not previously released to the Company to pay its taxes will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination or the Liquidation; provided, however, that in the event of the Liquidation, the amount of any taxes payable by the Company and up to $100,000 of interest income may be released to the Company if the proceeds of the Offering held outside of the Trust Account are not sufficient to cover the taxes, costs and expenses associated with implementing the Company’s Liquidation.

(w)              The Company shall reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon (i) the exercise of any of the Warrants, the Working Capital Warrants and the Private Placement Warrants and (ii) the conversion of the Founder Shares.

(x)                Prior to the consummation of a Business Combination or the Liquidation, the Company shall not issue any Ordinary Shares, Warrants or any options or other securities convertible into Ordinary Shares, or any preferred shares, in each case, that participate in any manner in the Trust Account or that vote as a class with the Ordinary Shares on a Business Combination.

(y)                Prior to the consummation of a Business Combination or the Liquidation, the Company’s audit committee shall review on a quarterly basis all material payments made to the Sponsor, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates.

(z)                The Company shall use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 prior to the consummation of its initial Business Combination, including, but not limited to, using commercially reasonable efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act during such period.

(aa)             To the extent required by Rule 13a-15(e) under the Exchange Act, the Company shall maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb)            The Company shall use commercially reasonable efforts to effect and (1) for a period commencing on the Effective Date and ending five years from the date of the consummation of the Business Combination or until such earlier time at which Liquidation occurs, maintain the listing of the Ordinary Shares and Warrants on Nasdaq (or another national securities exchange) and (2) for a period commencing on the Effective Date and until the consummation of the Business Combination or until such earlier time at which Liquidation occurs, maintain the listing of the Units on Nasdaq (or another national securities exchange).

(cc)             As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, shall take (or shall continue to take) all actions necessary to comply with any applicable provisions of the Sarbanes Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the Nasdaq Marketplace Rules.

(dd)            The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Memorandum and Articles of Association.

(ee)             The Company shall seek to have all vendors, service providers (other than independent accountants), prospective target businesses, lenders or other entities with which it does business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public shareholders. The Company may forego obtaining such waivers only if the Company shall have received the approval of its Chief Executive Officer.

(ff)               The Company may consummate the initial Business Combination and conduct redemptions of Ordinary Shares for cash upon consummation of such Business Combination without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each shareholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the Ordinary Shares held by such shareholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account as of two Business Days prior to the consummation of the initial Business Combination, representing (x) the proceeds held in the Trust Account from the Offering, the sale of the Private Placement Warrants, the Overfunding Loan and (y) any interest income earned on the funds held in the Trust Account not previously released to the Company to pay its taxes, divided by (B) the total number of Ordinary Shares sold as part of the Units in the Offering (the “Public Shares”) then outstanding. If, however, a shareholder vote is required by law or stock exchange listing requirement in connection with the initial Business Combination or the Company decides to hold a shareholder vote for business or other reasons, the Company shall submit such Business Combination to the Company’s shareholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsor and the Company’s officers, directors and director nominees have agreed to vote all of their Founder Shares and any other Ordinary Shares purchased during or after the Offering in favor of the Company’s initial Business Combination. If the Company seeks shareholder approval of the initial Business Combination, the Company shall offer to each Public Shareholder holding Ordinary Shares the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account as of two Business Days prior to the consummation of the initial Business Combination, representing (1) the proceeds held in the Trust Account from the Offering, the sale of the Private Placement Warrants and the Overfunding Loan and (2) any interest income earned on the funds held in the Trust Account not previously released to the Company to pay its taxes, divided by (II) the total number of Public Shares then outstanding. If the Company seeks shareholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the Ordinary Shares voted by the shareholders at a duly held shareholders’ meeting are voted to approve such Business Combination. If, after seeking and receiving such shareholder approval, the Company elects to so proceed, it shall redeem shares, at the Redemption Price, from those Public shareholders who affirmatively requested such redemption. Only Public shareholders holding Ordinary Shares who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination and the Amended and Restated Memorandum and Articles of Association of the Company, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders of share capital of the Company in connection therewith. In the event that the Company does not effect a Business Combination within the time period required by the Amended and Restated Memorandum and Articles of Association, the Company shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten Business Days thereafter redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its taxes, (net of any taxes payable by the Company and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Only Public shareholders holding Ordinary Shares included in the Securities shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other share capital of the Company. The Sponsor and the Company’s officers, directors and director nominees have agreed that they will not propose any amendment to the Amended and Restated Memorandum and Articles of Association that would (A) affect the substance or timing of the Company’s obligation to redeem 100% of the outstanding Public Shares if the Company has not consummated a Business Combination within the time period required by the Amended and Restated Memorandum and Articles of Association or (B) with respect to any other material provision relating to the rights of holders of the Company’s Ordinary Shares or the Company’s activity prior to the initial Business Combination, unless the Company offers to redeem the Public Shares in connection with such amendment, as described in the Registration Statement, the Statutory Prospectus and the Prospectus.

(gg)            In the event that the Company desires or is required by applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing with the Commission announcing the consummation of the initial Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representatives with a draft of the Business Combination Announcement and provide the Representatives with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with the Representatives’ standard policies regarding confidential information.

(hh)            Upon the consummation of the initial Business Combination, each of the Company and the Representatives shall direct the Trustee to pay the Representatives, on behalf of the Underwriters, the Deferred Discount out of the proceeds of the Offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within the time period required by the Amended and Restated Memorandum and Articles of Association, the Deferred Discount will not be paid to the Representatives and will, instead, be included in the Liquidation distribution of the proceeds held in the Trust Account made to the Public shareholders. In connection with any such Liquidation, the Underwriters forfeit any rights or claims to the Deferred Discount.

(ii)               The Company shall endeavor in good faith, in cooperation with the Representatives, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably designate and shall maintain such qualifications in effect so long as required for the distribution of the Securities; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction, or would be required to qualify to do business in any jurisdiction where it is not now so qualified. Until the earliest of (i) the date on which all Underwriters shall have ceased to engage in market-making activities in respect of the Securities, (ii) the date on which the Securities are listed on Nasdaq (or any successor thereto), (iii) a going private transaction after the completion of a Business Combination, and (iv) the date of the Liquidation, in each jurisdiction where such qualification shall be effected, the Company will, unless the Representatives agree that such action is not at the time necessary or advisable, use its best efforts to file and make such statements or reports at such times as are or may be required to qualify the Securities for offering and sale under the securities laws of such jurisdiction.

(jj)               If at any time following the distribution of any Written Testing-the-Waters Communication, there occurred or occurs an event as a result of which such Written Testing-the-Waters Communication included or would include any untrue statement of a material fact or omitted or would omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, the Company shall promptly (i) notify the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(kk)            The Company shall promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 5(h) hereof.

(ll)               Upon the earlier to occur of the expiration or termination of the Underwriters’ over-allotment option, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Sponsor in an aggregate amount as disclosed in the Prospectus. For the avoidance of doubt, if the Underwriters exercise their over-allotment option in full, the Company shall not cancel or otherwise effect the forfeiture of the Founder Shares pursuant to this subsection.

(mm)        The Company shall indemnify and hold harmless the Underwriters against any transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges on the issuance and sale of the Securities and on the initial resale thereof by the Underwriters and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any such taxes, duties, fees or charges unless the Company is compelled by law to deduct or withhold such taxes, duties, fees or charges. If the Company is compelled by law to deduct or withhold such taxes, duties, fees or charges, which, if imposed on the Underwriters, would have been indemnifiable hereunder, the Company shall pay such additional amount necessary for the net amount received after such withholding or deduction to equal the amount that would have been received if no withholding or deduction had been made.

(nn)            The Company shall comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Units are offered in connection with the Directed Unit Program.

Section 6. Conditions to the Obligations of the Underwriters.

The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)                The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                The Company shall have requested and caused Vinson & Elkins L.L.P., counsel for the Company, to have furnished to the Representatives its opinion and negative assurance letter (which may be made part of such opinion) dated the Closing Date or settlement date (as applicable) and addressed to the Representatives, in a form reasonably acceptable to the Representatives.

(c)                The Company shall have requested and caused Maples and Calder, Cayman Islands counsel for the Company, to have furnished to the Representatives its opinion dated the Closing Date or settlement date (as applicable) and addressed to the Representatives, in a form reasonably acceptable to the Representatives.

(d)                The Representatives shall have received from White & Case LLP, counsel for the Underwriters, such opinion and negative assurance letter dated the Closing Date or settlement date (as applicable) and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Statutory Prospectus, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)                The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date or settlement date (as applicable), to the effect that the signers of such certificate have carefully examined the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, as well as each “road show” as defined in Rule 433(h) used in connection with the Offering and this Agreement and that:

(i)                 the representations and warranties of the Company in this Agreement are true and correct on and as of such Closing Date or settlement date (as applicable) with the same effect as if made on the Closing Date or settlement date (as applicable), and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date or settlement date (as applicable);

(ii)               no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)             since the date of the most recent financial statements included in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no material adverse change or effect, nor any development involving a prospective material adverse change or effect, in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(f)                 The Company shall have furnished to the Representatives a certificate signed by the Chief Executive Officer and another executive officer of the Company, dated the Closing Date, certifying (i) that the Amended and Restated Memorandum and Articles of Association of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the Offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) copies of all written correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(g)                The Company shall have requested and caused the Auditor to have furnished to the Representatives, at the Execution Time and at the Closing Date or settlement date (as applicable), comfort letters, dated respectively as of the Execution Time and as of the Closing Date or settlement date (as applicable), in form and substance satisfactory to the Representatives, confirming that they are a registered public accounting firm that is independent with respect to the Company within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the financial statements of the Company included in the Registration Statement, Statutory Prospectus and Prospectus; provided that the cutoff date shall not be more than two Business Days prior to such Execution Time or Closing Date or settlement date, as applicable, and stating in effect that:

(i)                 in their opinion, the financial statements and financial statement schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission; and

(ii)               they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, including the information set forth under the captions “Dilution” and “Capitalization” in the Statutory Prospectus and the Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation.

References to the Prospectus in this Section 6(g) include any supplement thereto at the date of the letter.

(h)                Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto) the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(i)                 Prior to the Closing Date or settlement date (as applicable), the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j)                 FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(k)                The Securities shall be duly listed, subject to notice of issuance, on Nasdaq, satisfactory evidence of which shall have been provided to the Representatives.

(l)                 On the Closing Date, the Company shall have delivered to the Representatives executed copies of the Trust Agreement, the Warrant Agreements, the Securities Subscription Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Insider Letter, the Overfunding Note and the Administrative Support Agreement.

(m)              At least one Business Day prior to the Closing Date or settlement date (as applicable), the Company shall have caused the applicable purchase price for the Private Placement Warrants and the applicable amount pursuant to the Overfunding Note to be deposited into the Trust Account.

(n)                No order preventing or suspending the sale of the Securities in any jurisdiction designated by the Representatives pursuant to Section 5(ii) hereof shall have been issued as of the Closing Date or settlement date (as applicable), and no proceedings for that purpose shall have been instituted or shall have been threatened.

(o)                On or before the date of this Agreement, the Representatives shall have received a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network from the Company in form and substance reasonably satisfactory to the Representatives, along with such additional supporting documentation as the Representatives have requested in connection with the verification of the foregoing certificate.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered in electronic format to White & Case LLP, counsel for the Underwriters, Attention: Joel Rubinstein (email: joel.rubinstein@whitecase.com), unless otherwise indicated herein, on the Closing Date or settlement date (as applicable).

Section 7. Reimbursement of Underwriters’ Expenses.

If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, including as described in Section 20 hereof, the Company shall reimburse the Underwriters severally through the Representatives on demand for all reasonable and documented out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

Section 8. Indemnification and Contribution.

(a)                The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each affiliate of each Underwriter against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact (i) contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) included in any Preliminary Prospectus, the Statutory Prospectus, the Prospectus, any “road show,” as defined in Rule 433(h), (iii) any materials distributed in connection with the Directed Unit Program or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or (iv) included in a proxy statement, a prospectus (or any amendment or supplement thereto), any preliminary prospectus, any Written Testing-the-Waters Communication, or any road show, in each case used in connection with an initial Business Combination, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action, litigation, investigation or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in the last sentence of Section 8(b) hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)                Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company acknowledges that (w) the fifth paragraph under the caption “Underwriting” relating to the Underwriters’ market making activities, (x) the eighth paragraph under the caption “Underwriting” relating to sales to discretionary accounts (y) the concession figure appearing in the seventh paragraph under the caption “Underwriting,” and (z) the eighteenth through nineteenth paragraphs related to stabilization, syndicate covering transactions and penalty bids, each under the heading “Underwriting” in the Preliminary Prospectus, the Statutory Prospectus and the Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity.

(c)                Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 8(a) or Section 8(b) unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 8(a) or Section 8(b). The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party shall not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, delayed or conditioned), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)                In the event that the indemnity provided in Section 8(a) or Section 8(b) is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the Offering; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the Offering) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8(e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 8(e).

(e)                In any proceeding relating to the Registration Statement, the Preliminary Prospectus, the Statutory Prospectus, any Written Testing-the-Waters Communication, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby (i) consents to the exclusive jurisdiction of (x) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (y) the courts of the State of New York located in the City and County of New York, Borough of Manhattan, (ii) agrees that process issuing from such courts may be served upon it by any other contributing party at such party’s address set forth in Section 11 hereof and consents to the service of such process and (iii) agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f)                 Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

Section 9. Termination.

This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Units, Ordinary Shares or Warrants has been suspended by the Commission or Nasdaq (or successor trading market), (ii) the Company has failed to obtain authorization for quotation of the Units, Ordinary Shares or Warrants on Nasdaq (or successor trading market), (iii) a banking moratorium has been declared either by U.S. federal or New York State authorities or trading in securities generally on Nasdaq (or successor trading market) has been suspended or limited or minimum prices has been established on such exchange or trading market, (iv) a material disruption in commercial banking or securities settlement or clearance services has occurred, (v) there has been any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Statutory Prospectus or the Prospectus (exclusive of any supplement thereto), (vi) since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business, (vii) there has been the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the opinion of the Representatives materially and adversely affects or may materially and adversely affect the business or operations of the Company, or (viii) there has been the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the opinion of the Representatives has a material adverse effect on the securities markets in the United States.

Section 10. Representations and Indemnities to Survive.

The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

Section 11 Notices.

All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile: (646) 291-146 and Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department, facsimile: (212) 214-5918, with a copy to the Representatives’ counsel at White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020, Attention: Joel Rubinstein, or, if sent to the Company, will be mailed, delivered or telefaxed to Nabors Energy Transition Corp. II, 515 West Greens Road, Suite 1200 Houston, Texas 77067, Attention: Michael Rasmuson, with a copy to the Company’s counsel at Vinson & Elkins L.L.P., 845 Texas Avenue, Suite 4700, Houston, Texas 77002, Attention: Doug E. McWilliams and Scott D. Rubinsky.

Section 12 Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

Section 13 No Fiduciary Duty.

The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which any of them may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the Offering and the process leading up to the Offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 14 Recognition of the U.S. Special Resolution Regimes.

(a)                In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd- Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 15 Integration.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

Section 16 Applicable Law.

This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

Section 17 Waiver of Jury Trial.

THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 18 Counterparts.

This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 19 Headings.

The section headings used herein are for convenience only and shall not affect the construction hereof.

Section 20 Default by an Underwriter.

If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions that the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the Underwritten Securities, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities. If within one Business Day after such default relating to more than 10% of the Underwritten Securities the remaining Underwriters do not arrange for the purchase of such Underwritten Securities, then the Company shall be entitled to a further period of one Business Day within which to procure another party or parties reasonably satisfactory to the Representatives to purchase said Underwritten Securities. In the event that neither the remaining Underwriters nor the Company purchase or arrange for the purchase of all of the Underwritten Securities to which a default relates as provided in this Section 20, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 20, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

Section 21 Definitions.

The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Class B Ordinary Shares” shall mean the Company’s Class B ordinary shares, par value $0.0001 per share.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Liquidation” shall mean the distribution of the funds in the Trust Account to the Public shareholders in connection with the redemption of Ordinary Shares held by the Public shareholders pursuant to the terms of the Amended and Restated Memorandum and Articles of Association if the Company fails to consummate a Business Combination.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in Section 1(a) and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statements referred to in Section 1(a), including exhibits and financial statements and any prospectus and prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158,” “Rule 172,” “Rule 405,” “Rule 419,” “Rule 424(b),” “Rule 430A,” “Rule 433,” “Rule 433(h)” and “Rule 462(b)” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Statutory Prospectus” shall mean (i) the Preliminary Prospectus dated July 11, 2023, relating to the Securities and (ii) the Time of Delivery Information, if any, set forth on Schedule II hereto.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

NABORS ENERGY TRANSITION CORP. II

By:	/s/ Anthony G. Petrello
Name:	Anthony G. Petrello
Title:	President, Chief Executive Officer and Secretary

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Paul Kilday
Name:	Paul Kilday
Title:	Vice President

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
Name:	Elizabeth Alvarez
Title:	Managing Director

[Signature Page to Underwriting Agreement]

Schedule I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.	22,500,000
Wells Fargo Securities, LLC	7,500,000
Total	30,000,000

Schedule II
Time Of Delivery Information

Pricing Information Provided by the Underwriters:

The initial public offering price per Unit for the Units is $10.00.

The number of Units purchased by the Underwriters is 30,000,000.

The Company has granted an option to the Underwriters to purchase an aggregate of not more than 4,500,000 Option Securities.

Schedule III
Schedule Of Written Testing-The-Waters Communications

Reference is made to the materials used in the June 2023 testing the waters presentations made to potential investors by the Company, to the extent such materials are deemed to be a “written communication” within the meaning of Rule 405 under the Act.